EXHIBIT 99.1

FOR IMMEDIATE RELEASE

February 2, 2016

For more information, contact: Paul B. Toms Jr., Chairman and Chief Executive Officer, or Paul Huckfeldt, Chief Financial Officer; Phone: -276-632-2133

Hooker Furniture Completes Acquisition of Home Meridian International

Martinsville, Va.—February 2, 2016: Hooker Furniture Corporation (NASDAQ:HOFT), together with its wholly owned subsidiaries Bradington-Young and Sam Moore, has completed the acquisition of the business of Home Meridian International (HMI).

The acquisition, which is the largest in Hooker’s 91-year history, more than doubles its sales volume and positions the Company to become one of the top five sources for the U.S. furniture market. The combined companies had revenues over the trailing twelve months, ending October 31, 2015, in excess of $550 million.

During the same time period, operating income for the combined companies, which includes approximately $3.5 million of deal-related costs, was $35.6 million.

The companies entered into a definitive agreement earlier this year for Hooker to acquire substantially all of the assets and certain liabilities of HMI for approximately $100 million, comprised of $85 million in cash and $15 million of newly-issued HOFT stock. The transaction also included a customary net working capital adjustment leading to a $5.3 million upward adjustment. This adjustment was driven by an increase in HMI’s accounts receivable primarily due to strong sales towards the end of 2015. This adjustment was paid in newly issued Hooker Furniture Corporation stock and therefore Hooker issued a total of 716,910 shares in the transaction.

HMI will operate as a division of Hooker Furniture Corporation and will be led by HMI’s former President and Chief Executive Officer George Revington and his management team, with no visible changes to customers of either company. “We are greatly pleased to have the individual companies that comprise Home Meridian become part of our Hooker Furniture stable of companies,” said Paul B. Toms Jr., chairman and chief executive officer. “Pulaski Furniture (PFC) Samuel Lawrence Furniture (SLF), Prime Resources (PRI), Sourcing Solutions Group (SSG), Right 2 Home (RTH) and Samuel Lawrence Hospitality (SLH) are all vibrant businesses addressing more moderate points and channels of distribution not currently served by Hooker Furniture, Sam Moore, Bradington-Young, Homeware and/or H Contract,” he said.

HMI’s headquarters will continue to be located in High Point N.C., and Hooker Furniture’s headquarters will remain in Martinsville, Va.

The combined global footprint of the companies include upholstery manufacturing facilities and corporate offices in North Carolina and Virginia, showrooms in High Point and Ho Chi Minh City, Vietnam and eight distribution centers in North Carolina, Virginia, California and Vietnam.  Combined, the companies will have approximately 900 employees.

While there will be no merger of operations or change in customer-facing services, “We do see opportunity to improve each business by sharing best practices and looking for ways to work together to lower costs, improve efficiency and grow sales,” Toms said.

Corporate profile to follow on page 2

Ranked among the nation's top 10 largest publicly traded furniture sources based on 2014 shipments to U.S. retailers, Hooker Furniture Corporation is a residential wood, metal and upholstered furniture resource in its 91st year of business.  Major casegoods product categories include home entertainment, home office, accent, dining, and bedroom furniture primarily in the upper-medium price points sold under the Hooker Furniture brand.  Hooker’s residential upholstered seating product lines include: Bradington-Young, a specialist in upscale motion and stationary leather furniture; Sam Moore Furniture, a specialist in fabric upholstery with an emphasis on cover-to-frame customization; and Hooker Upholstery, which focuses on imported leather upholstered furniture targeted at the upper-medium price-range. The Homeware product line offers customer-assembled, modular upholstered and casegoods products designed for younger and more mobile furniture customers. The H Contract product line supplies upholstered seating and casegoods to upscale senior living facilities. Please visit our websites at hookerfurniture.com, bradington-young.com, sammoore.com, homeware.com, and hcontractfurniture.com.

Certain statements made in this release, other than those based on historical facts, may be forward-looking statements. Forward-looking statements reflect our reasonable judgment with respect to future events and typically can be identified by the use of forward-looking terminology such as “believes,” “expects,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “would,” “could”  or “anticipates,” or the negative thereof, or other variations thereon, or comparable terminology, or by discussions of strategy.  Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements.  Those risks and uncertainties include but are not limited to: (1) general economic or business conditions, both domestically and internationally, and instability in the financial and credit markets, including their potential impact on our (i) sales and operating costs and access to financing or (ii) customers and suppliers and their ability to obtain financing or generate the cash necessary to conduct their respective businesses; (2) our ability to successfully implement our business plan to increase sales and improve financial performance; (3) the cost and difficulty of marketing and selling our products in foreign markets; (4) disruptions involving our vendors or the transportation and handling industries, particularly those affecting imported products from China, including customs issues, labor stoppages, strikes or slowdowns and the availability of shipping containers and cargo ships; (5) disruptions affecting our Henry County, Virginia warehouses and corporate headquarters facilities; (6) when or whether our new business initiatives, including, among others, H Contract and Homeware, become profitable;  (7) price competition in the furniture industry;  (8) changes in domestic and international monetary policies and fluctuations in foreign currency exchange rates affecting the price of our imported products and raw materials; (9) the cyclical nature of the furniture industry, which is particularly sensitive to changes in consumer confidence, the amount of consumers’ income available for discretionary purchases, and the availability and terms of consumer credit; (10) risks associated with the cost of imported goods, including fluctuation in the prices of purchased finished goods and transportation and warehousing costs;  (11) risks associated with domestic manufacturing operations, including fluctuations in capacity utilization and the prices and availability of key raw materials, as well as changes in transportation, warehousing and domestic labor costs and environmental compliance and remediation costs; (12) the interruption, inadequacy, security failure or integration failure of our information systems or information technology infrastructure, related service providers or the internet; (13) the direct and indirect costs associated with the implementation of our Enterprise Resource Planning system, including costs resulting from unanticipated disruptions to our business; (14) achieving and managing growth and change, and the risks associated with new business lines, acquisitions, restructurings, strategic alliances and international operations; (15) adverse political acts or developments in, or affecting, the international markets from which we import products, including duties or tariffs imposed on those products;  (16) risks associated with distribution through third-party retailers, such as non-binding dealership arrangements; (17) capital requirements and costs; (18) competition from non-traditional outlets, such as catalog and internet retailers and home improvement centers; (19) changes in consumer preferences, including increased demand for lower-quality, lower-priced furniture due to, among other things, declines  in consumer confidence, amounts of discretionary income available for furniture purchases and the availability of consumer credit; (20) higher than expected costs associated with product quality and safety, including regulatory compliance costs related to the sale of consumer products and costs related to defective or non-compliant products; (21) higher than expected employee medical  costs;  and (22) other risks and uncertainties described under Part I, Item 1A. "Risk Factors" in the Company’s Annual Report on Form 10-K for the fiscal year ended February 1, 2015. Any forward-looking statement that we make speaks only as of the date of that statement, and we undertake no obligation, except as required by law, to update any forward-looking statements whether as a result of new information, future events or otherwise.